As filed with the Securities and Exchange Commission on March 31, 2004

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
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[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
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Plumas Bancorp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Revocability of Proxies
Persons Making the Solicitation
Voting Securities
Shareholdings of Certain Beneficial Owners and Management
Election of Directors
Summary Compensation Table
Option/SAR Exercises and Year-End Value Table
Option/SAR Grants Table
Plumas Bancorp Stock Performance Graph
Independent Accountants
Shareholder Proposals
Certain Transactions
Other Matters
Available Information

Plumas Bancorp

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Plumas Bancorp, which will be held at the Plumas Bank Credit Administration Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 19, 2004 at 10:30 a.m. At this annual meeting, shareholders will be asked to elect ten directors for the next year.

     Plumas Bancorp is requesting your proxy to vote in favor of all of the nominees for election as directors. The Board of Directors of Plumas Bancorp recommends that you vote “FOR” the election of each of the nominees.

     The proxy statement contains information about each of the nominees for directors and about Plumas Bancorp.

     To ensure that your vote is represented at this important meeting, please sign, date and return the proxy card in the enclosed envelope as promptly as possible.

Sincerely,

   /s/ WILLIAM E. ELLIOTT

William E. Elliott
President and Chief Executive Officer

The date of this proxy statement is March 30, 2004

Notice of Annual Meeting of Shareholders
Plumas Bancorp

To:	The Shareholders of Plumas Bancorp

     Notice is hereby given that, pursuant to its Bylaws and the call of its Board of Directors, the annual meeting of shareholders of Plumas Bancorp will be held at the Plumas Bank Credit Administration Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 19, 2004 at 10:30 a.m., for the purpose of considering and voting upon the following matters:

1.	Election of Directors. To elect ten (10) persons to serve as directors of the Bancorp until their successors are duly elected and qualified.

Jerry V. Kehr	William E. Elliott	Alvin G. Blickenstaff
Gerald W. Fletcher	Arthur C. Grohs	Christine McArthur
Terrance J. Reeson	Walter Sphar	Thomas Watson
Daniel E. West

2.	Transaction of Other Business. To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 31, 2004 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the meeting.

     Section 3.3 of the Bylaws of Plumas Bancorp sets forth the nomination procedure for nominations of directors. Section 3.3 provides:

Nominations of Directors. Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying stockholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition on bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the then chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The forgoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

     You are urged to vote in favor of the election of all of the nominees for election for directors by signing and returning the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy. The proxy may be revoked at any time prior to its exercise.

By Order of the Board of Directors
Dated: March 30, 2004	/s/ TERRANCE J. REESON
Terrance J. Reeson, Secretary

Plumas Bancorp
Proxy Statement
Annual Meeting of Shareholders
May 19, 2004

     Plumas Bancorp is providing this proxy statement to shareholders of Plumas Bancorp in connection with the annual meeting (the “Meeting”) of shareholders of Plumas Bancorp to be held at the Plumas Bank Credit Administration Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 19, 2004 at 10:30 a.m. and at any and all adjournments thereof.

     It is expected that Plumas Bancorp will mail this proxy statement and accompanying notice and form of proxy to shareholders on or about April 10, 2004.

Revocability of Proxies

     A proxy for use at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Plumas Bancorp an instrument revoking it, or a duly executed proxy bearing a later date. The Secretary of Plumas Bancorp is Terrance J. Reeson, and any revocation should be filed with him at Plumas Bancorp, 35 S. Lindan Avenue, Quincy, California 95971. In addition, the powers of the proxyholders will be revoked if the person executing the proxy is present at the meeting and elects to vote in person. Subject to such revocation or suspension, the proxyholders will vote all shares represented by a properly executed proxy received in time for the meeting in accordance with the instructions on the proxy. If no instruction is specified with regard to the matter to be acted upon, the proxyholders will vote the shares represented by the proxy “FOR” each of the nominees for directors. If any other matter is presented at the meeting, the proxyholders will vote in accordance with the recommendations of management.

Persons Making the Solicitation

     The Board of Directors of Plumas Bancorp is soliciting proxies. Plumas Bancorp (the “Company”) will bear the expense of preparing, assembling, printing and mailing this proxy statement and the material used in the solicitation of proxies for the meeting. The Company contemplates that proxies will be solicited principally through the use of the mail, but officers, directors and employees of Plumas Bancorp may solicit proxies personally or by telephone, without receiving special compensation for the solicitation. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, the Company may utilize the services of individuals or entities not regularly employed by Plumas Bancorp in connection with the solicitation of proxies, if management of the Company determines that this is advisable.

Voting Securities

     Management of the Company has fixed March 31, 2004 as the record date for purposes of determining the shareholders entitled to notice of, and to vote at, the meeting. On March 26, 2004, there were 3,258,628 shares of Plumas Bancorp’s common stock issued and outstanding. Each holder of Plumas Bancorp’s common stock will be entitled to one vote for each share of the Company’s common stock held of record on the books of Plumas Bancorp as of the record date. In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the meeting gives notice at the meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of Plumas Bancorp gives that notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the record date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxyholders, in accordance with management’s recommendation.

     The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

Shareholdings of Certain Beneficial Owners and Management

     Management of Plumas Bancorp knows of no person who owns, beneficially or of record, either individually or together with associates, 10 percent or more of the outstanding shares of the Company’s common stock, except as set forth in the table below. The following table sets forth, as of March 26, 2004, the number and percentage of shares of Plumas Bancorp’s outstanding common stock beneficially owned, directly or indirectly, by each of the Company’s directors, named executive officers and principal shareholders and by the directors and executive officers of the Company as a group. The shares “beneficially owned” are determined under the Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, named executive officer or principal shareholder has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of March 26, 2004. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned or acquirable by exercise of stock options. Management is not aware of any arrangements, which may result in a change of control of Plumas Bancorp.

	Amount and Nature of
Beneficial Owner	Beneficial Ownership (a)		Percent of Class (a)
Principal Shareholders that own 5% or more:
Ernest G. Leonhardt 1987 Irrevocable Trust (b)	163,531		5.1
Cortopassi Partners LP (c)	317,151		9.8
Directors and Named Executive Officers:
William E. Elliott	63,107	(1)	1.9
Douglas N. Biddle	43,544	(2)	1.3
Dennis C. Irvine	18,785	(3)	*
Robert T. Herr	4,500	(4)	*
Jerry V. Kehr	72,649	(5)	2.2
Daniel E. West	33,069	(6)	*
Alvin Blickenstaff	46,249	(7)	1.4
Gerald Fletcher	20,373	(8)	*
Arthur Grohs	30,034	(9)	*
Christine McArthur	6,623	(10)	*
Terrance J. Reeson	53,840	(11)	1.6
Walter Sphar	52,958	(12)	1.6
Tom Watson	12,921	(13)	*
All 13 Directors and Executive Officers as a Group	458,652		13.8

*		Less than one percent

(a	)
Includes 62,920 shares subject to options held by the directors and executive officers that were exercisable within 60 days of March 26, 2004. These are treated as issued and outstanding for the purpose of computing the percentage of each director, named executive officer and the directors and officers as a group, but not for the purpose of computing the percentage of class owned by any other person, including principal shareholders.

(b )	Charles W. Leonhardt and Linda L. Leonhardt are the Trustees of the Ernest G. Leonhardt 1987 Irrevocable Trust. The address of the Trust is 15 Quincy Junction Road, Quincy, California 95971.

(c )	San Tomo, Inc. is the general partner of Cortopassi Partners LP. The address of the Limited Partnership is 11292 North Alpine Road, Stockton, California 95212.

(1)
Mr. Elliott has shared voting and investment powers as to 46,982 shares and sole investing powers but no voting powers as to 6,935 shares. He also has 9,190 shares acquirable by exercise of stock options.

(2)
Mr. Biddle has shared voting and investment powers at to 32,461 shares and sole investing powers but no voting powers as to 4,453 shares. He also has 6,630 shares acquirable by exercise of stock options.

(3)	Mr. Irvine has sole investing powers but no voting powers as to 7,333 shares and shared voting and investment powers as to 232. He also has 11,220 shares acquirable by exercise of stock options.

(4)	Mr. Herr has 1,500 shares acquirable by exercise of stock options.

(5)	Mr. Kehr has sole voting and investment powers as to 66,616 shares and shared voting and investment powers as to 1,543 shares. He also has 4,490 shares acquirable by exercise of stock options.

(6)
Mr. West has sole voting and investment powers as to 4,750 shares, shared voting and investment powers as to 7,198 shares, sole voting powers but no investment powers as to 11,196 shares and no voting or investment powers as to 2,425 shares. He also has 7,500 shares acquirable by exercise of stock options.

(7)
Mr. Blickenstaff has shared voting and investment powers as to 42,006 shares, sole voting and investing powers as to 2,047 shares and no voting or investment powers as to 946 shares. He also has 1,250 shares acquirable by exercise of stock options.

(8)	Mr. Fletcher has shared voting and investment powers as to 19,453 shares. He also has 920 shares acquirable by exercise of stock options.

(9)	Mr. Grohs has shared voting and investment powers as to 25,163 shares and no voting or investment powers as to 381 shares. He also has 4,490 shares acquirable by exercise of stock options.

(10)	Ms. McArthur has shared voting and investment powers at to 3,873 shares. She also has 2,750 shares acquirable by exercise of stock options.

(11)	Mr. Reeson has shared voting and investment powers as to 49,850 shares. He also has 3,990 shares acquirable by exercise of stock options.

(12)	Mr. Sphar has shared voting and investment powers as to 48,468 shares. He also has 4,490 shares acquirable by exercise of stock options.

(13)	Mr. Watson has 4,500 shares acquirable by exercise of stock options.

Section 16(a) Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Plumas Bancorp’s directors and certain executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish the Bancorp with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons that no Forms 5 were required for those persons, the Company believes that, during 2003 the Reporting Persons complied with all filing requirements applicable to them.

Election of Directors

     The persons named below, all of whom are current members of the Board of Directors (the “Board), will be nominated for election as directors at the Meeting to serve until the 2005 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes of the proxyholders will be cast in such a manner as to effect the election of all 10 nominees, as appropriate. The 10 nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

     The following table sets forth, as of March 26, 2004, the names of, and certain information concerning, the persons to be nominated by the Board for election as directors of Plumas Bancorp.

		Year First
Name and Title		Appointed
Other than Director	Age	Director	Principal Occupation During the Past Five Years
William E. Elliott President and CEO	63	1987	President and CEO of Plumas Bank since March 1987, Quincy, CA.

Jerry V. Kehr. Chairman of the Board	74	1980	Real Estate Broker, Coldwell Banker, Kehr/O’Brien Real Estate, Chester, CA.

Daniel E. West Vice-Chairman of the Board	50	1997	President, Graeagle Land & Water Co., a land management company. President, Graeagle Water Co, a private water utility, Graeagle, CA

Alvin G. Blickenstaff	67	1988	Farmer and Rancher, partner in Blickenstaff Ranch, Janesville, CA.

Gerald W. Fletcher	61	1988	Rancher and Real Estate Broker, Susanville, CA.

Arthur C. Grohs	67	1988	Retired. Former Retailer, Susanville, CA.

Christine McArthur	42	1999	Co-Owner and operator of McArthur Farm Supply, Inc. and ranching operation, McArthur Livestock, McArthur, CA.

Terrance J. Reeson	59	1984	Executive Director, Main Street Chamber of Commerce, Quincy, CA.

Walter Sphar	73	1988	Owner and operator of Walt Sphar Trucking, Likely, CA.

Thomas Watson	60	2001	Owner and operator of Truckee River Associates, a real estate development management firm in Truckee, CA.

     All nominees will continue to serve if elected at the meeting until the 2005 annual meeting of shareholders and until their successors are elected and have been qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of Plumas Bancorp acting within their capacities as such. There are no family relationships between any of the directors of Plumas Bancorp. No director of the Company serves as a director of any company that has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

The Board of Directors and Committees

     During 2003, the Company’s Board of Directors met 15 times. None of Plumas Bancorp’s directors attended less than 75 percent of all Board of Directors’ meetings and committee meetings of which they were members. The Company does not have a policy requiring director attendance at its annual meeting. However, most directors attend the meeting as a matter of course. All ten directors attended the annual meeting of shareholders in 2003.

Shareholder Communication with the Board of Directors

     If you wish to communicate with the Board of Directors you may send correspondence to the Corporate Secretary, Plumas Bancorp, 35 S. Lindan Avenue, Quincy, California 95971. The Corporate Secretary will submit your correspondence to the Board of Directors or the appropriate committee, as applicable.

Code of Ethics

     The Board of Directors has adopted a code of business conduct and ethics for directors, officers (including Plumas Bancorp’s principal executive officer, principal financial officer and controller) and financial personnel, known as the Corporate Governance Code of Ethics Policy. This Code of Ethics Policy is available on Plumas Bancorp’s website at www.plumasbank.com. Shareholders may request a free copy of the Code of Ethics Policy from Plumas Bancorp, Attn: Kathy John, Investor Relations, 35 S. Lindan Avenue, Quincy, California 95971.

Audit Committee

     Plumas Bancorp has an Audit Committee composed of Mr. Reeson, Chairman and Messrs. Grohs, Sphar and Watson. The Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Board has determined that the Audit Committee does not have an “audit committee financial expert,” as that term is defined in Item 401(h) of SEC Regulation S-K, because (i) none of the members of the Audit Committee possesses all the requisite qualifications to be considered an audit committee financial expert and (ii) thus far, the Board has not recruited an individual who qualifies as an audit committee financial expert and who would be willing to serve on the Audit Committee in that capacity. In the future as a Board vacancy occurs, the Board of Directors will attempt to recruit a member who will meet the SEC definition of a “financial expert”.

     The Audit Committee met five times during 2003. The Audit Committee reviews all internal and external audits including the audit by Perry-Smith LLP, the Company’s independent auditor, report any significant findings of audits to the Board of Directors, and ensure that the internal audit plans are met, programs are carried out, and weaknesses are addressed. The Audit Committee meets annually to discuss and review the overall audit plan. The Board of Directors has outlined the Audit Committee’s duties and responsibilities but has not yet adopted a written charter for the Audit Committee.

     The Audit Committee’s policy is to pre-approve all recurring audit and non-audit services provided by the independent auditors through the use of engagement letters. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the full Audit Committee regarding all services provided by the independent auditors and fees associated with those services performed to date. Other than some ancillary audit and accounting services and some ancillary tax and accounting consulting services the fees paid to the independent auditors in 2003 and 2002 were approved per the Audit Committee’s pre-approval policies.

Audit Committee Report

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Plumas Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

     The Board of Directors and the Audit Committee has reviewed Plumas Bancorp’s audited financial statements and discussed such statements with management. The Board of Directors and the Audit Committee has discussed with Perry-Smith LLP, the Company’s independent auditors during the year 2003, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

     The Audit Committee received written disclosures and a letter from Perry-Smith LLP, required by Independence Standards Board Standard No. 1 and has discussed with them their independence from management. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services is compatible with the auditors’ independence.

     Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that Plumas Bancorp’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

     This report is submitted by the directors of Plumas Bancorp’s Audit Committee, consisting of Mr. Reeson, Chairman and Messrs. Grohs, Sphar and Watson.

Corporate Governance Committee

     During 2003, the Board of Director formed a Corporate Governance Committee which met two times. The Corporate Governance committee consists of Mr. Grohs, Chairman and Messrs. Kehr, Blickenstaff and Watson and Ms. McArthur. The Board has determined that each member of the Corporate Governance Committee is “independent” within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Corporate Governance committee provides assistance to the Board by identifying qualified individuals as prospective Board members, recommends to the Board the director nominees for election at the annual meeting of shareholders, oversees the annual review and evaluation of the performance of the Board and its committees and develops and recommends corporate governance guidelines to the Board of Directors. The Board has outlined the Corporate Governance Committee’s duties and responsibilities but has not yet adopted a written charter for the committee.

     The Corporate Governance Committee does not have any written specific minimum qualifications or skills that the committee believes must be met by either a committee-recommended or a security holder-recommended candidate in order to serve on the committee. The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not to wish to continue in service or if the Corporate Governance Committee or the Board decided not to re-

nominate a member for re-election, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the following criteria. When identifying and evaluating new directors, the Corporate Governance Committee considers the diversity and mix of the existing Board of Directors, including, but not limited to, such factors as: the age of the current directors, their geographic location (being a community bank, there is a strong preference for local directors), background and employment experience. Among other things, when examining a specific candidate’s qualifications, the Corporate Governance Committee considers: the ability to represent the best interest of the Company, existing relationships with the Company, interest in the affairs of the Company and its purpose, the ability to fulfill director responsibilities, leadership skill, reputation within the Company’s community, community service, integrity, business judgment, ability to develop business for the Plumas Bancorp and the ability to work as a member of a team. All nominees to be considered at the Meeting were recommended by the Corporate Governance Committee.

     The Corporate Governance Committee will consider nominees to the Board proposed by shareholders, although the Board has no formal policy with regard to shareholder nominees as it considers all nominees on their merits as aforementioned. Any shareholder nominations proposed for consideration by the Board should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Plumas Bancorp
35 S. Lindan Avenue
Quincy, CA 95971

     In addition, the bylaws of Plumas Bancorp permit stockholders to nominate directors for consideration at an annual shareholder meeting. For a description of the process for nominating directors in accordance with the bylaws, please see the notice to this proxy statement.

Personnel Committee

     Plumas Bancorp has a Personnel Committee that met six times in 2003. The Personnel Committee consists of Mr. Grohs, Chairman and Messrs. Kehr and Blickenstaff. The Personnel Committee reviews human resource policies, establishes the compensation for the Chief Executive Officer and other executive officers, reviews salary recommendations, grants stock options and approves other personnel matters, which are in excess of management’s authority.

Personnel Committee Interlocks and Insider Participation

     Mr. William E. Elliott, President and Chief Executive Officer, served as an advisor to the Personnel Committee during 2003. There are no Personnel Committee interlocks between Plumas Bancorp and other entities involving Plumas Bancorp’s executive officers or board members.

Personnel Committee Report

     The Personnel Committee establishes the overall executive compensation guidelines of Plumas Bancorp and establishes the compensation plans and specific compensation levels of the Chief Executive Officer and other executive officers. The Personnel Committee reviews its approach to executive compensation annually.

     The Personnel Committee believes that executive officer compensation should be closely aligned with the performance of Plumas Bancorp on a short-term and long-term basis, and that such compensation should be structured to assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Personnel Committee’s policy for compensation packages of executive officers consists of three components: (i) an annual base salary; (ii) the potential to earn incentive bonuses dependent on Plumas Bancorp’s performance and, in certain cases, individual performance as well, and (iii) stock option awards and salary continuation plans designed to link shareholder interests with those of executive management by providing long-term incentives to executive officers of the Company, and (iv) long-term incentives similar to those received by non-executives, including a 401(k) match. The performance based aspects, items (ii) and (iii) above, are considered major elements of the overall compensation program.

     Annual base salary is determined by considering the overall performance of Mr. William E. Elliott, President and Chief Executive Officer of both Plumas Bancorp and its subsidiary Plumas Bank with respect to the duties and responsibilities assigned. Salary surveys of other California community banks, including the California Bankers’ Association and California Department of Financial Institutions Annual Salary Surveys, are reviewed and factored into the process to insure fair rates of compensation in an increasingly competitive labor market. All outside Plumas Bancorp directors individually complete a written evaluation of the performance of Mr. Elliott for 2003. The evaluations are summarized by the Mr. Grohs and discussed by Messrs. Grohs and Kehr with Mr. Elliott. Mr. Elliott with the concurrence of the Board of Directors reviews annually other executive officers of Plumas Bancorp and Plumas Bank, including Douglas N. Biddle, Executive Vice President and Chief Financial Officer of Plumas Bancorp and Chief Administrator of Plumas Bank, Dennis C. Irvine, Executive Vice President and Chief Information Technology Officer of Plumas Bank and Robert T. Herr, Executive Vice President and Loan Administrator of Plumas Bank.

     Incentive bonuses are linked to specific objectives for each executive. In 2003, Mr. Elliott could earn a percentage of his base salary based on the achievement of specific goals tied to (1) return on equity; (2) growth in earnings; and, (3) five individual performance goals. Each goal is also assigned a range of target levels. At year-end, the target level achieved for each performance measure is combined to arrive at the final bonus compensation award. In 2003, Mr. Elliott earned bonus compensation in the amount of $76,500, or 42% of total base compensation of $181,250. Bonus compensation for other executive officers is based on a similar quantitative formula as Mr. Elliott’s.

     The Board of Directors at its discretion periodically awards incentive compensation in the form of stock option grants to executive officers and other employees. The Board employed qualitative criteria in awarding stock options to the executive officers. In 2003, Mr. Elliott received an option to purchase 5,625 shares. The other above named executive officers received options to purchase 11,250 shares in total. All options were granted at fair market value as of the date of the award.

     In 2003, the salary continuation agreement for Mr. Elliott was modified to increase the length of time benefits will be paid from 15 years to 20 years and provide for a 2% per year annual increase in the benefit amount. Similar salary continuation agreements exist with the other executive officers. The purpose of the salary continuation agreements with Mr. Elliott and the other executive officers is to provide incentives for key personnel to remain in the employ of Plumas Bank. In connection with the agreements, Plumas Bank has purchased certain cash surrender value life insurance policies (“BOLI”).

     The Personnel Committee believes that the programs for executive officer compensation serve well the interests of Plumas Bancorp’s shareholders by providing the motivation for executives to contribute to the overall long-term success and value of Plumas Bancorp and Plumas Bank.

     This report is submitted by the outside directors of the Plumas Bank’s Personnel Committee, consisting of Mr. Grohs, Chairman and Messrs. Kehr, Blickenstaff.

Compensation of Directors and Executive Officers

Director Compensation

     During 2003, directors, except the Chairman, each received $1,600 per month for serving on the Plumas Bancorp’s and Plumas Bank’s Board of Directors and committees. The Chairman received $1,900 per month.

     Deferred Fee Agreement: Effective May 1998 the Company entered into Deferred Fee Agreements with board member Kehr and retired board member Schoensee. On March 3, 2001 the Company entered into a Deferred Fee Agreement with board member Watson. The purpose of the Deferred Fee Agreements is to provide a board member an opportunity to defer his or her director fees as an incentive to continue service with the Company. The agreement provides for deferral of director fees to the earlier of an agreed upon distribution date or the termination of director services for any reason. The Company will accrue interest on all deferred director fees at an annual floating percentage rate of the current Prime Rate minus 1%. In the event of death prior to retirement, the beneficiary will receive full-deferred fee benefits. In the event of disability wherein the director does not continue service with the Company, the director is entitled to the full-deferred fee benefit accrued up to the point of director’s termination of service.

     Non-Qualified Stock Options: The Board of Directors of Plumas Bank adopted the 1991 Stock Option Plan (the “1991 Plan”) in March 1991. The 1991 Plan was approved by the shareholders at the 1991 Annual Meeting. Non-qualified stock options representing 5,625 shares of stock were granted to a director of the Company at an exercise price of $7.72 per share in November 1997. Non-qualified stock options representing 23,805 shares of stock were granted to directors of the Company at an exercise price of $7.44 per share in November 1998. Non-qualified stock options representing 3,750 shares of stock were granted to a director of the Company at an exercise price of $7.00 per share in August 2000.

     The Board of Directors of Plumas Bank adopted the 2001 Stock Option Plan (the “2001 Plan”) in March 2001. The 2001 Plan was approved by the shareholders at the 2001 Annual Meeting. Non-qualified stock options representing 3,750 shares were granted to a director of the Company at an exercise price of $8.29 per share in November 2001. Non-qualified stock options representing 33,750 shares of stock were granted to directors of the Company at an exercise price of $16.13 per share in December 2002. Non-qualified stock options representing 16,875 shares of stock were granted to directors of the Company at an exercise price of $19.79 per share in December 2003.

     As of December 31, 2003, the Company had 76,255 non-qualified stock options outstanding to directors of the Company, of which 34,380 were exercisable. All stock options were granted at an exercise price of not less than one hundred percent (100%) of the fair market value of the stock on the date of the grant. The amount of options outstanding at December 31, 2003 (as well as the original option grant information presented above) has been adjusted to reflect the 3-for-2 stock split effective June 15, 1999 and the 3-for-2 stock split effective November 26, 2002.

     Each option granted under both the 1991 and 2001 Plans expires no later than ten (10) years from the date the option was granted. Both Plans allows the options granted to be exercised by the optionee according to a vesting schedule. The vesting of stock options typically occurs at a rate that provides for a 20% vesting for each completed year of service from the anniversary of the option grant date, for a total vesting of 100% after the completion of five years of service. All of the non-qualified stock options outstanding to directors of the Company, vest over a five-year period as described above, with the exception of 15,000 non-qualified stock options granted in December 2002 to four directors of the Company that are nearing retirement. Messrs. Blickenstaff, Kehr, Grohs and Sphar, each were granted 3,750 non-qualified stock options at an exercise price of $16.13 per share. These options vest at a rate that provides for a 33% vesting for each completed year of service from the anniversary of the option grant date, for a total vesting of 100% after the completion of three years.

Director Emeritus Plans

     Director Retirement Agreement: Effective March 1, 1998 the Company entered into Director Retirement (fee continuation) Agreements with board members Blickenstaff, Fletcher, Grohs, Kehr, McArthur, Reeson, Schoensee (currently retired), Sphar, Wellenbrock (currently retired) and West. The purpose of the fee continuation agreements is to provide a retirement benefit to the board members as an incentive to continue service with the Company. The agreement provides for fee continuation benefits of up to $8,100 per year for 5 years after retirement. In the event of death prior to retirement, the beneficiary will receive full fee continuation benefits. In the event of disability wherein the director does not continue service with the Company, the director is entitled to fee continuation benefits, at a reduced amount depending on the length of service with the Company, beginning the month following termination of service. If the director terminates service with the Company for a reason other than death or disability prior to the retirement age of 75, he/she will be entitled to fee continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of fee continuation benefits occurs at a rate that provides for a 6.67% vesting for each completed year of service, for a total vesting of 100% after the completion of fifteen years of service. The fee continuation benefits are informally funded by single premium life insurance policies. The directors are the insured parties and the Company is the beneficiary of the policies.

     During April and May of 2000, the Director Retirement Agreements for the directors described above were modified to increase the amount of the annual benefit to $10,000 and extend the term to 12 years after retirement with these benefits beginning after the third anniversary of the director’s retirement. Additionally, on May 12, 2000, the Company entered into a Director Retirement Agreement with board member McArthur. This increase in benefits was informally funded by single premium life insurance policies. The directors are the insured parties and the Company is the beneficiary of the policies.

     Post-Retirement Consulting Agreement: In May 2000, the Company entered into Post-Retirement Consulting Agreements with board members Blickenstaff, Fletcher, Grohs, Kehr, McArthur, Reeson, Schoensee (currently retired), Sphar, Wellenbrock (currently retired) and West. The purpose of the Agreements is to provide consideration to the board members in exchange for consulting services after their retirement from the Board. The agreements provide for consulting fees of $10,000 per year for 3 years after retirement. In the event of death prior to completion of the consulting services, the beneficiary will receive death benefits equal to the remaining unpaid consulting fee benefits. In the event of disability wherein the retired director is unable to continue consulting services with the Company, the Company may terminate the director’s post-retirement consulting services. If the retired director voluntarily terminates his or her consulting services for other than good reason or if the Company terminates the director’s post-retirement consulting services for cause, the Post-Retirement Consulting Agreement shall terminate.

Executive Officers

     The following table sets forth information, as of March 17, 2003, concerning executive officers of Plumas Bancorp and Plumas Bank:

		Position and Principal Occupation
Name	Age	For the Past Five Years
William E. Elliott	63	President and Chief Executive Officer of Plumas Bancorp and Plumas Bank.

Douglas N. Biddle	50	Executive Vice President and Chief Financial Officer of Plumas Bancorp and Executive Vice President and Chief Administrative Officer of Plumas Bank

Dennis C. Irvine	57	Executive Vice President and Chief Information and Technology Officer of Plumas Bank.

Robert T. Herr	55	Executive Vice President and Loan Administrator of Plumas Bank.

Executive Compensation

     The persons serving as the executive officers of Plumas Bancorp and Plumas Bank received during 2003, and are expected to continue to receive in 2004, cash compensation in their capacities as executive officers of Plumas Bancorp and Plumas Bank.

     The following Summary Compensation Table indicates the compensation of Plumas Bancorp and Plumas Bank’s executive officers.

Summary Compensation Table

					Long Term Compensation
Annual Compensation					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
				Other
				Annual	Restricted			All Other
Name and				Compen-	Stock		LTIP	Compen-
Principal		Salary	Bonus	sation	Award(s)	Options/	Payouts	sation
Position	Year	($)	($)	($)(1)	($)	SARs(3)	($)	($)(2)
William E. Elliott	2003	181,250	76,500	5,354	0	5,625	0	2,679
	2002	167,000	65,900	4,585	0	11,250	0	2,650
	2001	156,500	53,000	4,503	0	0	0	3,046

Douglas N. Biddle	2003	127,500	34,868	3,825	0	3,750	0	2,319
	2002	113,417	27,008	3,396	0	7,500	0	2,275
	2001	104,833	25,000	3,145	0	0	0	2,239

Dennis C. Irvine	2003	117,500	31,521	3,525	0	3,750	0	2,027
	2002	104,333	25,728	3,130	0	7,500	0	1,976
	2001	100,333	22,500	3,010	0	0	0	2,124

Robert T. Herr	2003	117,500	29,526	3,525	0	3,750	0	2,052
	2002	103,333	24,320	3,100	0	7,500	0	2,257
	2001	93,333	15,000	2,269	0	0	0	2,473

(1) This amount represents the Company’s contribution under Plumas Bank’s 401(k) Plan.

(2) This amount represents employee automobile allowance and cost of premiums for excess disability, medical and life insurance.

(3) The Company has not issued any SARs

Option/SAR Exercises and Year-End Value Table

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Value

(a)	(b)	(c)	(d)	(e)
Value of
			Number of	Unexercised In-
			Unexercised	the-Money
			Options/SARs at	Options/SARs at
			Year-End (#)	Year-End ($)
	Shares Acquired on	Value Realized	Exercisable/	Exercisable/
Name	Exercise (#)	($)	Unexercisable	Unexercisable
William E. Elliott	7,000	$69,300	Options Only	Options Only
			16,190/13,125	$169,200/$28,900

Douglas N. Biddle	2,000	$20,000	Options Only	Options Only
			9,220/9,750	$101,900/$23,000

Dennis C. Irvine	0	$0	Options Only	Options Only
			11,220/9,750	$126,800/$23,000

Robert T. Herr	0	$0	Options Only	Options Only
			14,250/9,750	$43,900/$23,000

Note – The Company has not issued any SARs.

Option/SAR Grants Table

Option/SAR Grants in Last Fiscal Year

					Potential Realizable Value
		% of Total			at Assumed Annual Rate of
		Options			Stock Price Appreciation
Individual Grants (1)	Options Granted	Granted to Employees	Exercise or Base Price	Expiration	For Option Term (10) Years
Name	(#)	In Fiscal Year	($/Share)	Date	5% ($)	10% ($)
William E. Elliott	5,625	12.3%	$19.79	December 17, 2013	$70,000	$177,400
Douglas N. Biddle	3,750	8.2%	$19.79	December 17, 2013	$46,700	$118,300
Dennis C. Irvine	3,750	8.2%	$19.79	December 17, 2013	$46,700	$118,300
Robert T. Herr	3,750	8.2%	$19.79	December 17, 2013	$46,700	$118,300

(1) The Company has not issued any SARs.

     The Board of Directors of the Company entered into an employment agreement with Mr. Elliott dated February 9, 1990, subsequently restated on October 15, 1999 and April 17, 2002. Under the terms of the agreement the Company has provided and will provide employment to Mr. Elliott from April 17, 2002 to July 1, 2007. His current annual base salary is $185,000 with future base salary increases to be granted at the sole discretion of the Board. The Company also provides a $100,000 term life insurance policy on behalf of Mr. Elliott. Mr. Elliott is entitled to participate in any and all other employee benefits and plans existing or developed by the Company. The Company has the right to terminate the agreement for “cause”, as defined in the agreement. If the Board of Directors of the Company determines that Mr. Elliott’s continued employment would be detrimental to the best interests of the shareholders, he will be entitled to termination pay of one (1) year’s salary or the balance due per the employment agreement, whichever is less.

     On October 13, 1993, the Company’s Board of Directors entered into a salary continuation agreement with Mr. Elliott. The purpose of the salary continuation agreement is to provide special incentive to Mr. Elliott for his continuing employment with the Company on a long-term basis. The agreement provides Mr. Elliott with salary continuation benefits of up to $75,000 per year for 15 years after retirement. In the event of death prior to retirement, Mr. Elliott’s beneficiary will receive the full salary continuation benefits. In the event of disability wherein Mr. Elliott does not continue employment with the Company, Mr. Elliott is entitled to salary continuation benefits (which are reduced if at the time of disability he does not have 12 years of service with the Company) beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier. If Mr. Elliott terminates employment with the Bank for a reason other than death or disability prior to the retirement age of age 65, he will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits is at the rate of 5% per year for the first four years of service, 10% per year for the next four years of service, 15% per year for the next two years of service and 5% per year for the next two years of service, for a total vesting of 100%.

     On June 2, 1994, the Company’s Board of Directors entered into salary continuation agreements with Mr. Biddle and Mr. Irvine. The purpose of the salary continuation agreements is to provide special incentive to Mr. Biddle and Mr. Irvine to continue employment with the Company on a long-term basis. The agreement provides Mr. Biddle and Mr. Irvine with salary continuation benefits of up to $45,000 per year for 15 years after retirement. In the event of death prior to retirement, Mr. Biddle and Mr. Irvine’s beneficiary will receive salary continuation benefits at a reduced amount depending on the length of service with the Company. In the event of disability wherein Mr. Biddle or Mr. Irvine does not continue employment with the Company,

Mr. Biddle and Mr. Irvine are entitled to salary continuation benefits, at a reduced amount depending on the length of service with the Company, beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier. If Mr. Biddle or Mr. Irvine terminates employment with the Company for a reason other than death or disability prior to the retirement age of age 65, such person will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits occurs at a rate that provides for a 90% vesting at age 60 and 2% per year for the next five years of service, for a total vesting of 100%. The salary continuation benefits are informally funded by single premium life insurance policies with Mr. Biddle and Mr. Irvine as the insured parties and the Company as the beneficiary of the policies.

     As of December 28, 1999, the salary continuation agreements for Messrs. Elliott, Biddle and Irvine were modified to increase the amount of the annual benefit to $110,000, $62,000 and $62,000, respectively. This increase in benefits is informally funded by single premium life insurance policies. Messrs. Elliott, Biddle and Irvine are the insured parties and the Company is the beneficiary of the policies. The agreements were also modified so that in the event of a change in control and Messrs. Elliott, Biddle or Irvine terminate their employment with Plumas Bancorp or its successor within a period of 5 years after such change in control, then they may elect full vesting of their salary continuation payments and the payment of the salary continuation benefits beginning with the month after their termination, subject to the reduction of benefits if the benefits result in a limitation of deductibility of such benefits for Plumas Bancorp under Section 280G of the Internal Revenue Code.

     On June 4, 2002, the Company’s Board of Directors entered into salary continuation agreements with Mr. Herr. The purpose of the salary continuation agreements is to provide special incentive to Mr. Herr to continue employment with the Company on a long-term basis. The agreement provides Mr. Herr with salary continuation benefits of up to $62,000 per year for 15 years after retirement. In the event of death prior to retirement, Mr. Herr’s beneficiary will receive salary continuation benefits at a reduced amount depending on the length of service with the Company. In the event of disability wherein Mr. Herr does not continue employment with the Company, Mr. Herr is entitled to salary continuation benefits, at a reduced amount depending on the length of service with the Company, beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier. If Mr. Herr terminates employment with the Company for a reason other than death or disability prior to the retirement age of age 65, he will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits occurs at a rate that provides for a 55% vesting at age 60 and 9% per year for the next five years of service, for a total vesting of 100%. In the event of a change of control of Plumas Bancorp and Mr. Herr terminates employment with Plumas Bancorp or its successor within a period of 5 years after such change in control, then Mr. Herr may elect full vesting of his salary continuation payments and the payment of the salary continuation benefits beginning with the month after his termination, subject to the reduction of benefits if the benefits result in a limitation of deductibility of such benefits for Plumas Bancorp under Section 280G of the Internal Revenue Code. The salary continuation benefits are informally funded by single premium life insurance policies with Mr. Herr as the insured parties and the Company as the beneficiary of the policies.

     The salary continuation agreement of Mr. Elliott was amended in November 2003 to increase the salary continuation payments by a 2% increase each year and increase the term of the salary continuation payments from 15 years to 20 years. The salary continuation benefits are informally funded by single premium life insurance policies with Mr. Elliott as the insured party and the Company as the beneficiary of the policies.

Plumas Bancorp Stock Performance Graph

     The graph below compares the cumulative total shareholder return on Plumas Bancorp (Plumas Bank prior to June 21, 2002) common stock to the cumulative total return of the NASDAQ Index, the SNL NASDAQ Bank Index and the SNL All Over-The-Counter Bulletin Board and Pink Banks Index (the “All OTC BB and Pink Banks” Index) prepared by SNL Financial LC (“SNL”). For the All OTC BB and Pink Banks Index, SNL uses the cumulative total shareholder return of over 230 commercial banks and bank holding companies stocks which trade via either the OTC BB, an electronic, screen-based market maintained by the National Association of Securities Dealers (the “NASD”) or trade via Pink Sheets, an electronic quotation system. The following comparison covers the period December 31, 1998 to December 31, 2003. The graph assumes that $100 was invested on December 31, 1998 and that all dividends were reinvested.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Plumas Bancorp	100.00	102.41	90.49	143.99	227.61	300.39
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL NASDAQ Bank Index	100.00	96.08	110.92	120.73	124.18	160.28
SNL All OTC BB and Pink Banks	100.00	87.56	75.13	78.74	97.95	134.58

Independent Accountants

     The firm of Perry-Smith LLP served as certified independent public accountants for Plumas Bancorp with respect to the year 2003, and Perry-Smith LLP has been appointed as the Company’s certified independent public accountants for 2004. The Company’s Board of Directors has determined the firm of Perry-Smith LLP to be fully independent of the operations of Plumas Bancorp.

     Aggregate fees billed by Perry-Smith LLP to Plumas Bancorp and the percentage of those fees that were pre-approved by the Company’s Audit Committee for the years ended 2003 and 2002 are as follows:

		Percentage		Percentage
		Pre-		Pre-
	2003	Approved	2002	Approved
Audit fees	$95,000	100%	$70,000	100%
Audit-related fees	24,000	—	44,000	43%
Tax fees	15,000	88%	10,000	100%
All other fees:
Consultation	3,000	—	3,000	—

Total fees	$137,000	79%	$127,000	78%

     The Audit Committee of the Bancorp has considered the provision of nonaudit services provided by Perry-Smith LLP to be compatible with maintaining the independence of Perry-Smith LLP.

     Perry-Smith LLP audited Plumas Bancorp’s financial statements for the year ended December 31, 2003. It is anticipated that a representative of Perry-Smith LLP will be present at the meeting and will be available to respond to appropriate questions from shareholders at the meeting.

Shareholder Proposals

     Shareholder proposals to be submitted for presentation at the 2005 annual meeting of shareholders of Plumas Bancorp must be received by Plumas Bancorp no later than December 31, 2004. Shareholder proposals should be addressed to Mr. William E. Elliott at Plumas Bancorp, 35 S Lindan Avenue, Quincy, California 95971. Shareholder proposals, which are not contained in the proxy statement, SEC rules specify that certain requirements in the bylaws of Plumas Bancorp be satisfied. The bylaws require that any shareholder wishing to make a nomination for director give advance notice of the nomination which shall be received by the President of Plumas Bancorp no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders; provided, however, that if only 10 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President not later than the time fixed in the notice of the meeting for the opening of the meeting.

Certain Transactions

     Some of the directors and executive officers of Plumas Bancorp and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Plumas Bancorp in the ordinary course of the Company’s business, and Plumas Bancorp expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.

Other Matters

     Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

Available Information

     Plumas Bancorp’s common stock is registered under the Securities Exchange Act of 1934 and as a result the Company is required to file annual reports, quarterly reports and other periodic filings with the Securities and Exchange Commission (the “SEC”) and are posted and are available at no cost on the Company’s website, www.plumasbank.com, as soon as reasonably practicable after Plumas Bancorp files such documents with the SEC. These reports and filings are also available for inspection and/or printing at no cost through the SEC website, www.sec.gov. In addition, regulatory report data for both Plumas Bancorp and Plumas Bank are available for inspection and/or printing at no cost through the Federal Financial Institutions Examination Council’s (the “FFIEC”) Web site, www.ffiec.gov and the Federal Deposit Insurance Corporation’s (the “FDIC”) Web site, www.fdic.gov, respectively.

     Shareholders may request a free copy of Plumas Bancorp’s 10-K by writing to Ms. Kathy John, Investor Relations, 35 S. Lindan Avenue, Quincy, California 95971 or by telephoning her at (530)283-7307.

PROXY
PLUMAS BANCORP

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Messrs. William E. Elliott, Jerry V. Kehr and Terrance J. Reeson, as proxies with full power of substitution, to represent, vote and act with respect to all shares of common stock of Plumas Bancorp (the “Bancorp”) which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 19, 2004 at 10:30 a.m., at the Plumas Bank Credit Administration building located at 32 Central Avenue, Quincy, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.	Election of thirteen (10) persons to be directors.

Alvin G. Blickenstaff	William E. Elliott	Gerald W. Fletcher	Arthur C. Grohs
Jerry V. Kehr	Christine McArthur	Terrance J. Reeson	Walter Sphar
Thomas Watson	Daniel E. West

☐	FOR ALL NOMINEES LISTED ABOVE	☐	WITHHOLD AUTHORITY
(Except as marked to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write that nominee’s name on the space below.)

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or adjournments thereof.

PLEASE SIGN AND DATE BELOW

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE THE NOMINEES LISTED ON THIS PROXY FOR DIRECTOR. The Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the Proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO THE MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

     (Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

☐ I DO	☐ I DO NOT	EXPECT TO ATTEND THE MEETING.

Number of Shares	Please Print Your Name(s)	Signature of Shareholder(s)	Date

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANCORP A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.